Exhibit 1.1

RFS HOLDING, L.L.C

GE CAPITAL CREDIT CARD MASTER NOTE TRUST

SERIES 2004-1 ASSET BACKED NOTES

$790,000,000 Class A Notes

$110,000,000 Class B Notes

$52,500,000 Class C Notes

UNDERWRITING AGREEMENT

Credit Suisse First Boston LLC

11 Madison Avenue

New York, New York 10010, and

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

each acting on behalf of itself and

as the Representatives of the several

Underwriters named in Schedule A hereto

(together, the “Representatives”)

June 15, 2004

Ladies and Gentlemen:

RFS Holding, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware (the “Company”), proposes to cause GE Capital Credit Card Master Note Trust (the “Issuer”) to issue $790,000,000 aggregate principal amount of Class A Asset Backed Notes, Series 2004-1 (the “Class A Notes”), $110,000,000 aggregate principal amount of the Class B Asset Backed Notes, Series 2004-1 (the “Class B Notes”) and $52,500,000 aggregate principal amount of the Class C Asset Backed Notes, Series 2004-1 (the “Class C Notes”, and together with the Class A Notes and the Class B Notes, the “Offered Notes”). The offering of the Offered Notes by the Underwriters pursuant to this Agreement is referred to herein as the “Note Offering”.  The Company is a wholly-owned subsidiary of RFS Holding, Inc. (“Holding”).

The Issuer is a Delaware statutory trust formed pursuant to (a)  a Trust Agreement, dated as of September 25, 2003 (the “Trust Agreement”), between the Company and The Bank of New York (Delaware), as owner trustee (the “Owner Trustee”), and (b) the filing of a certificate of trust with the Secretary of State of Delaware on September 24, 2003.  The Offered Notes will be issued pursuant to a Master Indenture, dated as of September 25, 2003, and as amended as of February 9, 2004 and June 15, 2004 (as heretofore amended, the “Master Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2004-1 Indenture Supplement with respect to the Offered Notes, dated as of June 23, 2004 (the “Indenture Supplement” and, together with the Master Indenture, the “Indenture”).

The primary asset of the Issuer is a certificate (the “Note Trust Certificate”) representing a beneficial interest in the assets held in RFS Funding Trust, issued pursuant to the Amended and Restated Trust Agreement, dated as of December 19, 2002, as amended and restated as of June 27, 2003, and as further amended as of February 9, 2004 (as heretofore amended, the “RFS Funding Trust Agreement”), among the Company, Holding and Deutsche Bank Trust Company Delaware, as trustee (the “RFS Funding Trust Trustee”).  The assets of RFS Funding Trust include, among other things, certain amounts due (the “Receivables”) on a pool of private label credit card accounts of Monogram Credit Card Bank of Georgia (the “Bank”).

The Receivables are transferred to RFS Funding Trust pursuant to the Receivables Purchase and Contribution Areement, dated as of June 27, 2003, and as amended as of September 25, 2003, February 9, 2004 and as of June 15, 2004 (as heretofore amended, the “RPCA”) between the Company and RFS Funding Trust.  The Receivables transferred to RFS Funding Trust by the Company are acquired by the Company from the Bank pursuant to a Receivables Sale Agreement, dated as of June 27, 2003, and as amended as of February 9, 2004 (as heretofore amended, the “Receivables Sale Agreement”), between the Company and the Bank.  The Note Trust Certificate has been transferred by the Company to the Issuer pursuant to the Transfer Agreement, dated as of September 25, 2003, and as amended as of February 9, 2004 and as of June 15, 2004 (as heretofore amended, the “Transfer Agreement”), among the Company and the Issuer.  The Bank has agreed to conduct the servicing, collection and administration of the Receivables owned by RFS Funding Trust or the Issuer pursuant to a Servicing Agreement, dated as of June 27, 2003 (the “Servicing Agreement”) among RFS Funding Trust, the Issuer and the Bank.

Pursuant to a Supplemental Contribution Agreement, to be dated as of the date hereof (the “Supplemental Contribution Agreement”), between Holding and General Electric Capital Services, Inc. (“GECS”), GECS has agreed to make capital contributions to Holding in the event that Holding is obligated to make payments to the Underwriters pursuant to this Agreement and Holding does not otherwise have funds available to make such payments.

General Electric Capital Corporation (“GECC”) has agreed to provide notices and perform on behalf of the Issuer certain other administrative obligations required by the Transfer Agreement, the Servicing Agreement, the Master Indenture and each indenture supplement for each series of notes issued by the Issuer, pursuant to an Administration Agreement, dated as of September 25, 2003 (the “Administration Agreement”), between GECC, as administrator (in such capacity, the “Administrator”), the Issuer and The Bank of New York (Delware), as Owner Trustee.  The Trust Agreement, the RFS Funding Trust Agreement, the Indenture, the RPCA, the Transfer Agrement, the Receivables Sale Agreement, the Servicing Agreement, the Contribution Agreement (as defined herein), the Supplemental Contribution Agreement and the Administration Agreement are referred to herein, collectively, as the “Program Documents.”

This Underwriting Agreement is referred to herein as this “Agreement.”  To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Program Documents.

The Company and Holding hereby agree, severally and not jointly, with the underwriters for the Class A Notes listed on Schedule A hereto (the “Class A Underwriters”), the underwriters for the Class B Notes listed on Schedule A hereto (the “Class B Underwriters”) and the underwriters for the Class C Notes listed on Schedule A hereto (the “Class C Underwriters” and, together with the Class A Underwriters and the Class B Underwriters, the “Underwriters”) as follows:

1.             Representations and Warranties.  The Company represents and warrants to and agrees with the Underwriters, as of the date hereof, that:

(a)           A registration statement on Form S-3 (Nos. 333-107495, 333-107495-01 and 333-107495-02), including a form of prospectus and such amendments thereto as may have been filed prior to the date hereof, relating to the Offered Notes and the offering thereof in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Act”), has been filed with, and has been declared effective by, the Securities and Exchange Commission (the “Commssion”).  If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission.  For purposes of this Agreement, “Effective Time” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and “Effective Date” means the date of the Effective Time.  Such registration statement, as amended at the Effective Time, is hereinafter referred to as the “Registration Statement.”  The Company proposes to file with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act a supplement (the “Prospectus Supplement”) to the prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the “Base Prospectus”) relating to the Offered Notes and the method of distribution thereof.  The Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, are hereinafter referred to as the “Prospectus”.

(b)           The Registration Statement, as of the Effective Date conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; on the date of this Agreement, the Registration Statement and the Prospectus, conform, and as of the time of filing the Prospectus pursuant to Rule 424(b), the Prospectus will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and of the Trust Indenture Act of 1939, as amended; the Registration Statement, at the Effective Time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of its date, and as of the time of filing pursuant to Rule 424(b), and as of the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from such Registration Statement or such Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation thereof, which information consists of the Underwriters’ Information (as defined herein).

(c)           The Offered Notes will conform to the description thereof contained in the Prospectus and as of the Closing Date will be duly and validly authorized and, when validly executed, countersigned, issued and delivered in accordance with the Indenture and sold to the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits of the related Indenture.

(d)           Neither the issuance nor sale of the Notes of the Offered Notes nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, will conflict with any statute, order or regulation applicable to the Company with respect to the offering of the Notes by any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or with any organizational document of the Company or any instrument or any agreement under which the Company is bound or to which it is a party.

(e)           This Agreement has been duly authorized, executed and delivered by the Company.

2.             Purchase and Sale.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Class A Underwriters, and the Class A Underwriters agree to purchase from the Company, at a purchase price of 99.825% of the principal amount thereof, $790,000,000 aggregate principal amount of the Class A Notes, each Class A Underwriter to purchase the amounts shown on Schedule A hereto.

(b)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Class B Underwriters, and the Class B Underwriters agree to purchase from the Company, at a purchase price of 99.775% of the principal amount thereof, $110,000,000 aggregate principal amount of the Class B Notes, each Class B Underwriter to purchase the amounts shown on Schedule A hereto.

(c)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Class C Underwriters, and the Class C Underwriters agree to purchase from the Company, at a purchase price of 99.700% of the principal amount thereof, $52,500,000 aggregate principal amount of the Class C Notes, each Class B Underwriter to purchase the amounts shown on Schedule A hereto.

(d)           The parties hereto agree that settlement for all securities pursuant to this Agreement shall take place on the terms set forth herein and therein and not as set forth in Rule 15c6-1(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3.             Delivery and Payment.  Delivery of and payment for the Offered Notes shall be made at the offices of Mayer, Brown, Rowe & Maw LLP, New York, New York, at 10:00 A.M., New York City time, on the “Closing Date” specified in the Indenture Supplement, which date and time may be postponed by agreement between the Underwriters and the Company (such date and time being herein called the “Closing Date”).  Delivery of such Offered Notes shall be made to the Underwriters against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer in federal or other immediately available funds or by check payable in federal funds, as the Company shall specify no later than five full business days prior to such Closing Date.  Unless delivery is made through the facilities of The Depository Trust Company, the Offered Notes shall be registered in such names and in such authorized denominations as the Underwriters may request not less than two full business days in advance of the Closing Date.

The Company agrees to notify the Underwriters at least two business days before the Closing Date of the exact principal balance evidenced by the Offered Notes and to have such Offered Notes available for inspection in New York, New York, no later than 12:00 noon, New York City time on the business day prior to the Closing Date.

4.             Offering by the Underwriters.  It is understood that the Underwriters propose to offer the Offered Notes for sale to the public as set forth in the Prospectus.

5.             Agreements.  The Company agrees with each Underwriter that:

(a)           The Company will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424 under the Act by means reasonably calculated to result in filing with the Commission pursuant to such rule, and prior to the termination of the Note Offering, also will advise the Underwriter of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or preventing the offer and sale of the Notes.

(b)           If, at any time when a prospectus relating to the Offered Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will notify the Representatives of such event and prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment which will effect such compliance.

(c)           The Company will furnish to the Representatives, a copy of the related Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriters or dealers may be required by the Act, as many copies of the Prospectus as the Underwriters may reasonably request.

(d)           The Company will furnish such information, execute such instruments and take such actions as may be reasonably requested by the Representatives to qualify the Offered Notes for sale under the laws of such jurisdictions as the Representatives may designate and to maintain such qualifications in effect so long as required for the initial distribution of the Offered Notes; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is not now so subject.

(e)           If the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, and will reimburse the Underwriters for any reasonable expenses (excluding fees of the Underwriters’ counsel other than the first $160,500 of the fees of such counsel which shall be paid by the Company) reasonably incurred by it in connection with qualification of the Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives have reasonably requested pursuant to Section 5(d), for any fees charged by investment rating agencies for the rating of the Offered Notes, and for expenses incurred in distributing the Prospectus to the Underwriters.  If the transactions contemplated by this Agreement are not consummated because any condition to the obligations of the Underwriters set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof other than by reason of default by the Underwriters, the Company will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase, sale and offering of the Offered Notes.  Except as herein provided, the Underwriters shall be responsible for paying all costs and expenses incurred by it, including the fees and disbursements of its counsel, in connection with the purchase and sale of the Offered Notes.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Offered Notes shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained in this Agreement, to the accuracy of the statements of the Company made in any applicable officers’ certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Agreement and to the following additional conditions applicable to the Note Offering:

(a)           No stop order suspending the effectiveness of the related Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company threatened, by the Commission.

(b)           The Company shall have furnished to the Representatives a certificate of the Company, signed by the President, any Vice President, or the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Program Documents to which the Company is a party, and that, to the best of such person’s knowledge after reasonable investigation, the representations and warranties of the Company in this Agreement and Program Documents to which the Company is a party are true and correct in all material respects, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(c)           The Representatives shall have received on the Closing Date a signed opinion of Mayer, Brown, Rowe & Maw LLP, special New York counsel for the Company, in form and substance reasonably satisfactory to the Representatives and counsel to the Representatives, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)            the Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware; Holding is a corporation validly existing and in good standing under the laws of the State of Delaware; Edison Asset Securitization, LLC (“Edison”) is a limited liability company validly existing and in good standing under the laws of the State of Delaware; and each of the Company, Holding and Edison has full power and authority to enter into and perform its obligations under the Program Documents and to consummate the transactions contemplated thereby;

(ii)           neither the execution and delivery by GECC, the Company, Holding, Edison, or RFS Funding Trust of the Program Documents to which each is a party, nor the consummation of any of the transactions contemplated therein, nor the fulfillment of the terms thereof conflict with or violates, results in a material breach of or constitutes a default under the Certificate of Formation or the Limited Liability Company Agreement of the Company, Holding’s Certificate of Incorporation and By-Laws, the Certificate of Formation or the Limited Liability Company Agreement of Edison or the documents relating to Edison’s commercial paper program;

(iii)          the execution, delivery and performance by the Bank, GECC, GECS Holding, Edison, RFS Funding Trust, and the Company and the compliance by the Bank, GECC, GECS, Holding, Edison, RFS Funding Trust, and the Company with the terms and provisions of the Program Documents to which each is a party will not violate any law or regulation applicable to such party;

(iv)          no approval, authorization, consent, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body is required for the consummation by the Company, Holding or the Issuer of the transactions contemplated in the Program Documents, except such as have been made and such as may be required under the blue sky laws of any jurisdiction inside the United States in connection with the purchase of the Offered Notes by the Underwriters;

(v)           subject to the enforceability of any provision in the Program Documents that is governed by Delaware law, including, but not limited to Section 5 of the Contribution Agreement, dated as of June 27, 2003 and amended as of September 25, 2003 by the First Amendment to the Contribution Agreement by and among Holding, GECC, and GECS (as amended, the “Contribution Agreement”), each of the Program Documents constitutes a legal, valid and binding obligation of each party that is a party thereto, enforceable against each party in accordance with its terms, except, in each case, as may be limited by (A) any applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, equitable subordination, readjustment of debt and other similar laws now or hereafter in effect affecting creditors’ rights generally, (B) general principles of equity, including, without limitation, concepts of materiality, reasonableness, public policy, good faith, fair dealing and possible unavailability of specific performance, injunctive relief or other equitable relief (regardless of whether applied in a proceeding at law or in equity) and (C) public policy considerations which, among other things, limit or restrict any agreement of any party to the Program Documents relating to indemnification, contribution or exculpation of costs, expenses or liabilities incurred by any indemnified person in connection with the transactions contemplated by such Program Documents;

(vi)          each of the Offered Notes is in due and proper form and when executed, authenticated and delivered as specified in the Indenture, and when delivered against payment of the consideration specified herein, it will be validly issued and outstanding, will constitute the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, and will be entitled to the benefits of the Indenture, subject to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws affecting creditors’ rights generally, (B) the effect of general principles of equity including (without limitation) concepts of materiality, reasonableness, good faith, fair dealing (regardless of whether considered and applied in a proceeding in equity or at law), and also to the possible unavailability of specific performance or injunctive relief, and (C) the unenforceability under certain circumstances of provisions indemnifying a party against liability or requiring contribution from a party for liability where such indemnification or contribution is contrary to public policy.

(vii)         RFS Funding Trust and the Issuer are not now, and immediately following the issuance of the Offered Notes pursuant to the Indenture will not be, required to be registered under the Investment Company Act of 1940, as amended;

(viii)        the Registration Statement has become effective under the Act, and the Prospectus has been filed with the Commission pursuant to Rule 424(b) thereunder in the manner and within the time period required by Rule 424(b); to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement and the Prospectus and no proceedings for that purpose have been instituted;

(ix)           the statements in the Base Prospectus under the heading “Material Legal Aspects of the Receivables” and “ERISA Considerations” and the statements in the Prospectus Supplement under the heading “Structural Summary—ERISA Considerations” to the extent they constitute matters of law or legal conclusions with respect thereto, to the best of such counsel’s knowledge are correct in all material respects;

(x)            the Program Documents and the Offered Notes conform in all material respects to the descriptions thereof contained in the Prospectus;

(xi)           the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended and complies as to form with the Trust Indenture Act of 1939 and the rules and regulations of the Commission thereunder;

(xii)          each of the Registration Statement, as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the rules and regulations under the Act, except that such counsel expresses no opinion as to the financial and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement and, except as, and to the extent set forth in paragraphs (viii) and (ix), such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

(d)           The Representatives shall have received on the Closing Date a signed opinion of Ricky B.W. Davis, counsel for the Bank, in form and substance reasonably satisfactory to the Representatives and counsel to the Representatives, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)            the Bank is (A) duly organized and validly existing as a bank in good standing under the laws of the State of Georgia and (B) duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business or the ownership, lease or operation of its property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations under the Servicing Agreement, the Receivables Sale Agreement, and the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, by and among the Bank, the Issuer, RFS Funding Trust, the Company, the RFS Funding Trust Trustee, the Indenture Trustee, and Holding (the “Omnibus Amendment”);

(ii)           the Bank has all requisite corporate power and authority to execute, deliver and perform its obligations under the Servicing Agreement, the

Receivables Sale Agreement, and the Omnibus Amendment and to consummate the transactions provided for therein;

(iii)          the execution, delivery and performance by the Bank of the Servicing Agreement, the Receivables Sale Agreement, and the Omnibus Amendment and the consummation of the transactions provided for therein have been duly authorized by all requisite corporate action on the part of the Bank;

(iv)          each of the Servicing Agreement, the Receivables Sale Agreement, and the Omnibus Amendment has been duly executed and delivered by a duly authorized officer of the Bank;

(v)           the execution, delivery and performance by the Bank of each of the Servicing Agreement, the Receivables Sale Agreement, and the Omnibus Amendment, and the consummation by the Bank of the transactions provided for therein, do not and will not (A) contravene, violate or constitute a default under any provision of the certificate of incorporation or By-laws of the Bank, (B) to the best of such counsel’s knowledge, contravene or violate any judgment, injunction, order or decree, to which the Bank or its property is subject, (C) to the best of such counsel’s knowledge, result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any property or assets of the Bank, except as contemplated by the Servicing Agreement, the Receivables Sale Agreement, and the Omnibus Amendment, or (D) contravene violate, conflict with or constitute a default under any agreement, lease, indenture, trust, deed, mortgage, or other instrument of which such counsel is aware to which the Bank is a party or by which the Bank is bound.

(e)           The Representatives shall have received on the Closing Date a signed opinion of Michael P. Paolillo, Senior Vice President and Counsel, Capital Markets for GE Consumer Finance, in form and substance reasonably satisfactory to the Representatives and counsel to the Representatives, dated the Closing Date and addressed to the Representatives to the effect that:

(i)            each of GECC and GECS is validly existing and in good standing as a corporation under the laws of the State of Delaware and has the corporate power and authority to transact the business in which it is now engaged and to enter into and to perform all of its obligations under the Service Performance Guaranty, dated as of June 27, 2003, by GECC (the “Service Performance Guaranty”), the Administration Agreement, the Contribution Agreement, the Supplemental Contribution Agreement and the Intercreditor Agreement, dated as of September 25, 2003, by and among Edison, RFS Funding Trust, and the Indenture Trustee, including GECC’s acknowledgment thereto (the “Intercreditor Agreement”) to which it is a party in the various capacities set forth therein;

(ii)           the execution, delivery and performance by each of GECC and GECS of the Service Performance Guaranty, the Administration Agreement, the Contribution Agreement, the Supplemental Contribution Agreement and the

Intercreditor Agreement to which it is a party and the consummation by GECC and GECS of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of GECC and GECS;

(iii)          the Service Performance Guaranty, the Administration Agreement, the Contribution Agreement, the Supplemental Contribution Agreement and the Intercreditor Agreement have been duly and validly executed and delivered by GECC and GECS;

(iv)          the execution and delivery by each of GECC and GECS of the Service Performance Guaranty, the Administration Agreement, the Contribution Agreement, the Supplemental Contribution Agreement and the Intercreditor Agreement to which it is a party and the consummation of the transactions contemplated thereby will not conflict with, result in a breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a default under (A) the certificate of incorporation or By-laws of GECC or, with respect to the Contribution Agreement and the Supplemental Contribution Agreement, GECS, (B) to such counsel’s knowledge, and without any special investigation for this purpose, any material indenture, contract, lease, mortgage, deed of trust or other instrument of agreement to which GECC or, with respect to the Contribution Agreement, GECS is a party or by which GECC or, with respect to the Contribution Agreement and the Supplemental Contribution Agreement, GECS is bound, or (C) to such counsel’s knowledge and without any special investigation for this purpose, any judgment, writ, injunction, decree, order or ruling of any court or governmental authority having jurisdiction over GECC or, with respect to the Contribution Agreement and the Supplemental Contribution Agreement, GECS.

(f)            The Representatives shall have received on the Closing Date a signed opinion of Richards, Layton & Finger, special Delaware counsel for the RFS Funding Trust Trustee, in form and substance reasonably satisfactory to the Representatives and counsel to the Representatives, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)            the RFS Funding Trust Trustee is duly incorporated and validly existing in good standing as a banking corporation under the laws of the State of Delaware;

(ii)           the RFS Funding Trust Trustee has the power and authority to execute, deliver and perform its obligations under the RFS Funding Trust Agreement and as trustee under the Administration Agreement, and to consummate the transaction contemplated thereby;

(iii)          the RFS Funding Trust Trustee has duly authorized, executed and delivered the RFS Funding Trust Agreement and the Administration Agreement, as trustee, and the RFS Funding Trust Agreement constitutes a legal, valid and binding obligation of the RFS Funding Trust Trustee, enforceable against the RFS Funding Trust Trustee in accordance with its terms;

(iv)          neither the execution, delivery and performance by the RFS Funding Trust Trustee of the RFS Funding Trust Agreement, the Administration Agreement, as trustee, or the consummation of the transaction contemplated thereby, (A) is in violation of the articles of association or bylaws of the RFS Funding Trust Trustee or of any law, governmental rule or regulation of the State of Delaware or of the federal laws of the United States governing the trust powers of the RFS Funding Trust Trustee and (B) requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or the federal laws of the United States governing the trust powers of the RFS Funding Trust Trustee.

(g)           The Representatives shall have received on the Closing Date a signed opinion of Richards, Layton & Finger, special Delaware counsel for RFS Funding Trust, in form and substance reasonably satisfactory to the Representatives and counsel to the Representatives, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)            RFS Funding Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq., and has the power and authority under the RFS Funding Trust Agreement and the Delaware Statutory Trust Act to execute, deliver and perform its obligations under the RPCA, the Indenture Security Agreement, dated as of September 25, 2003, between RFS Funding Trust and the Indenture Trustee (the “Indenture Security Agreement”), the Intercreditor Agreement, and the Omnibus Amendment;

(ii)           the RPCA, the Indenture Security Agreement, the Intercreditor Agreement and the Owner Interest Certificate and the Note Trust Certificate issued by RFS Funding Trust on June 27, 2003 (the “Certificates”) have been duly authorized and executed by RFS Funding Trust, and the Omnibus Amendment has been duly authorized and executed by RFS Funding Trust;

(iii)          the RFS Funding Trust Agreement is a legal, valid and binding obligation of Holding, the Company and the RFS Funding Trust Trustee, enforceable against Holding, the Company and the RFS Funding Trust Trustee, in accordance with its terms;

(iv)          neither the execution, delivery or performance by RFS Funding Trust of the RPCA, the Indenture Security Agreement, the Intercreditor Agreement or the Omnibus Amendment, nor the consummation by RFS Funding Trust of any of the transactions contemplated thereby, (A) requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State, or (B) is in violation of the RFS Funding Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to RFS Funding Trust;

(v)           under § 3805 (b) and (c) of the Delaware Statutory Trust Act, (A) no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of RFS Funding Trust except in accordance with the terms of the RFS Funding Trust Agreement, and (B) except to the extent otherwise provided in the RFS Funding Trust Agreement, a Certificateholder (including the Company in its capacity as such) has no interest in specific RFS Funding Trust property;

(vi)          under the Delaware Statutory Trust Act, RFS Funding Trust is a separate legal entity and, assuming that the Transfer Agreement conveys good title to the RFS Funding Trust Estate to RFS Funding Trust as a true sale and not as a security arrangement, RFS Funding Trust rather than the Certificateholders will hold whatever title to RFS Funding Trust property as may be conveyed to it from time to time pursuant to the Transfer Agreement, except to the extent that RFS Funding Trust has taken action to dispose of or otherwise transfer or encumber any part of RFS Funding Trust property;

(vii)         under § 3808 (a) and (b) of the Delaware Statutory Trust Act, RFS Funding Trust may not be terminated or revoked by any Certificateholder, and the dissolution, termination or bankruptcy of any Certificateholder shall not result in the termination or dissolution of RFS Funding Trust, except to the extent otherwise provided in the RFS Funding Trust Agreement.

(h)           The Representatives shall have received on the Closing Date a signed opinion of Richards, Layton & Finger, counsel for the Owner Trustee, in form and substance reasonably satisfactory to the Representatives and counsel to the Representatives, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)            the Owner Trustee is duly incorporated and is validly existing and in good standing as a banking corporation under the laws of the State of Delaware;

(ii)           the Owner Trustee has the power and authority to execute, deliver and perform its obligations under the Trust Agreement and as trustee under the Administration Agreement, and to consummate the transactions contemplated thereby;

(iii)          the Owner Trustee has duly authorized, executed and delivered the Trust Agreement and the Administration Agreement, as trustee, and the Trust

Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms;

(iv)          neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, the Administration Agreement, as trustee, nor the consummation of any of the transactions by the Owner Trustee contemplated thereby, (A) is in violation of the charter or bylaws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the federal laws of the United States governing the trust powers of the Owner Trustee and (B) requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or the federal laws of the United States governing the trust powers of the Owner Trustee.

(i)            The Representatives shall have received on the Closing Date a signed opinion of Richards, Layton & Finger, special Delaware counsel for the Issuer, in form and substance reasonably satisfactory to the Representatives and counsel to the Representatives, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)            the Issuer has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq., and has the power and authority under the Trust Agreement and the Delaware Statutory Trust Act to execute, deliver and perform its obligations under the Indenture, the Administration Agreement, the Servicing Agreement, the Custody and Control Agreement, dated as of September 25, 2003, among the Indenture Trustee, the Issuer, and the Custodian (the “Custody and Control Agreement”), the Transfer Agreement and the Omnibus Amendment;

(ii)           the Indenture, the Administration Agreement, the Servicing Agreement, the Custody and Control Agreement, the Transfer Agreement, the Offered Notes to be issued by the Issuer on the Closing Date, and the Certificates have been duly authorized and executed by the Issuer, and the Omnibus Amendment has been duly authorized and executed by the Issuer;

(iii)          the Trust Agreement is a legal, valid and binding obligation of the Company and the Owner Trustee, enforceable against the Company and the Owner Trustee, in accordance with its terms;

(iv)          neither the execution, delivery or performance by the Issuer of the Indenture, the Administration Agreement, the Servicing Agreement, the Custody and Control Agreement, the Transfer Agreement or the Omnibus Amendment, nor the consummation by the Issuer of any of the transactions contemplated thereby, (A) requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the certificate of trust with the Secretary of State, or (B) is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Issuer;

(v)           under § 3805 (b) and (c) of the Delaware Statutory Trust Act, (A) no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement, and (B) except to the extent otherwise provided in the Trust Agreement, a Certificateholder (including the Company in its capacity as such) has no interest in specific Issuer property;

(vi)          under the Delaware Statutory Trust Act, the Issuer is a separate legal entity and, assuming that the Transfer Agreement conveys good title to the Issuer Estate (as defined in the Trust Agreement) to the Issuer as a true sale and not as a security arrangement, the Issuer rather than the Certificateholders will hold whatever title to the Issuer property as may be conveyed to it from time to time pursuant to the Transfer Agreement, except to the extent that the Issuer has taken action to dispose of or otherwise transfer or encumber any part of the Issuer property;

(vii)         under § 3808 (a) and (b) of the Delaware Statutory Trust Act, the Issuer may not be terminated or revoked by any Certificateholder, and the dissolution, termination or bankruptcy of any Certificateholder shall not result in the termination or dissolution of the Issuer, except to the extent otherwise provided in the Trust Agreement.

(j)            The Representatives shall have received on the Closing Date a signed opinion of Winston & Strawn LLP, special New York counsel for the Indenture Trustee, in form and substance reasonably satisfactory to the Representatives and counsel to the Representatives, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)            the Indenture Trustee is a banking corporation and trust company validly existing under the laws of the State of New York;

(ii)           the Indenture Trustee has the requisite power and authority to execute and deliver the Indenture and the Intercreditor Agreement, the Indenture Security Agreement, the Omnibus Amendment, and the Custody and Control Agreement and to perform its obligations under the Indenture and the Intercreditor Agreement, the Indenture Security Agreement, the Omnibus Amendment, and the Custody and Control Agreement, and has taken all necessary action to authorize the execution, delivery and performance of the Indenture and the Other Agreements;

(iii)          the Indenture Trustee is duly authorized and empowered to exercise trust powers under applicable law;

(iv)          the Indenture and the Intercreditor Agreement, the Indenture Security Agreement, the Omnibus Amendment, and the Custody and Control Agreement have been duly executed and delivered by the Indenture Trustee and constitute the legal, valid, and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with their respective terms, except that certain of such obligations may be enforceable against the Collateral;

(v)           the Offered Notes, delivered on the date hereof have been duly authenticated and delivered by the Indenture Trustee in accordance with the terms of the Indenture;

(vi)          neither the execution, delivery or performance by the Indenture Trustee of the Indenture and the Intercreditor Agreement, the Indenture Security Agreement, the Omnibus Amendment, and the Custody and Control Agreement require approval, authorization or other action by or filing with any governmental authority of the Unites States, or of the State of New York, having jurisdiction over the banking or trust powers of the Indenture Trustee;

(vii)         the execution, delivery and performance (A) by the Indenture Trustee of the Indenture and the Intercreditor Agreement, the Indenture Security Agreement, the Omnibus Amendment, and the Custody and Control Agreement, and the authentication of the Offered Notes by the Indenture Trustee do not conflict with or result in a violation of (1) any law or regulation of the United States or the State of New York law governing the banking or trust powers of the Indenture Trustee, or (2) the organization certificate as amended or By-laws as amended of the Indenture Trustee.

(k)           The Representatives shall have received on the Closing Date a signed opinion of McKee Nelson LLP, counsel for Credit Suisse First Boston LLC and J.P. Morgan Securities Inc., as Representatives, in form and substance reasonably satisfactory to the Representatives with respect to the validity of the Offered Notes and such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(l)            The Representatives shall have received on the Closing Date a signed opinion of Mayer, Brown, Rowe & Maw LLP, special New York counsel for the Company, dated as of the Closing Date, in form and substance satisfactory to the Representatives, relating to certain insolvency and bankruptcy matters and federal income tax matters.

(m)          The Representatives shall have received a letter, dated as of the Closing Date or such other date as may be agreed upon between the Representative and the Company, from certified public accountants (who shall be satisfactory to the Representatives), substantially in the form previously approved by the Representatives.

(n)           The Offered Notes shall have received the ratings specified in the Prospectus.

(o)           Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Representatives may reasonably request.

(p)           Subsequent to the date of the Prospectus, there shall not have been any material adverse change in the business or properties of the Company which in the Representatives’ reasonable judgment, after consultation with the Company, materially impairs the investment quality of the Offered Notes so as to make it impractical or inadvisable to proceed with the public offering or the delivery of such Offered Notes as contemplated by the Prospectus.

7.             Indemnification and Contribution.

(a)           The Company and Holding, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) neither the Company nor Holding will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or Holding as herein stated by or on behalf of the Underwriters specifically for use in connection with the preparation thereof (the “Underwriters’ Information”), and (ii) such indemnity with respect to any Corrected Statement (as defined below) in such Prospectus (or supplement thereto) shall not inure to the benefit of any Underwriter (or any person controlling the Underwriter) from whom the person asserting any loss, claim, damage or liability purchased the Offered Notes that are the subject thereof if such person was not sent a copy of a supplement to such Prospectus at or prior to the confirmation of the sale of such Offered Notes and the untrue statement or omission of a material fact contained in such Prospectus (or supplement thereto) was corrected (a “Corrected Statement”) in such other supplement and such supplement was furnished by the Company or Holding to the Underwriters prior to the delivery of such confirmation.  This indemnity agreement will be in addition to any liability which the Company or Holding may otherwise have.

Each Underwriter agrees to indemnify and hold harmless the Company, Holding, each of their respective directors and officers who signs the Registration Statement relating to the Offered Notes, and each person who controls the Company or Holding within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnities from the Company and Holding to the Underwriter, but only with reference to written information furnished to the Company or Holding by or on behalf of the Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.  Each of the Company and Holding acknowledges that the statements set forth on the cover page of the Prospectus Supplement on the line across from “Price to public,” in the table listing the Class A Underwriters and the Principal Amount of Class A Notes under the heading “Underwriting” in the Prospectus Supplement, in the table listing the Class B Underwriters and the Principal Amount of Class B Notes and under the heading “Underwriting” in the Prospectus Supplement,  in the table listing the Class C Underwriters and the Principal Amount of Class C Notes and under the heading “Underwriting” in the Prospectus Supplement, in the table following the third paragraph under the heading “Underwriting” in the Prospectus Supplement and in the penultimate paragraph under the heading “Underwriting” in the Prospectus Supplement constitute the information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus, and the Underwriters confirm that such statements are correct.

(b)           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7 except and to the extent of any prejudice to the indemnifying party arising from such failure to provide notice.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel approved by the indemnified party in the case of subparagraph (a) or (b) of this Section 7, representing the indemnified parties under subparagraph (a) or (b), who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).  Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(c)           If the indemnification provided for in paragraph (a) or (b) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, Holding or the Underwriters, on grounds of policy or otherwise, then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities to which the Company, Holding and the Underwriters may be subject in such proportion as is appropriate to reflect not only the relative benefits received by the Company and Holding on the one hand and the Underwriters on the other from the offering of the Offered Notes but also the relative fault of the Company and Holding on the one hand and of the Underwriters, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and Holding on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Offered Notes received by the Company and Holding bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Notes.  The relative fault of the Company and Holding on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Holding or by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)           The Company, Holding and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(c) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7(c); which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses.  In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.

Notwithstanding anything to the contrary in Section 7(c), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as that Underwriter, and each person who controls the Company or Holding within the meaning of either the Act or the Exchange Act, each officer of the Company or Holding who shall have signed the Registration Statement and each director of the Company or Holding shall have the same rights to contribution as the Company or Holding, as applicable, subject in each case to the immediately preceding sentence of this paragraph.

(e)           Computational Materials and Structural Term Sheets.  Each Underwriter represents and warrants to and agrees with the Company, as of the date hereof and as of the Closing Date, that it has not used, and will not use, any Derived Information (as such term is defined below) in connection with the offering of the Offered Notes. For purposes of this Agreement, “Derived Information” means the type of information defined as Collateral Term Sheets, Structural Term Sheets or Computational Materials (as such terms are interpreted in the No-Action Letters (as defined below)).  The terms “Collateral Term Sheet” and “Structural Term Sheet” shall have the respective meanings assigned to them in the February 13, 1995 letter (the “PSA Letter”) of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the Commission staff’s response thereto, were publicly available February 17, 1995), and with respect to “Collateral Term Sheet” includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented.  The term “Computational Materials” has the meaning assigned to it in the May 17, 1994 letter of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the Commission staff’s response thereto, were publicly available May 20, 1994) (the “Kidder Letter”, and together with the PSA Letter, the “No-Action Letters”).

8.             Agreement of the Underwriters.  Each Underwriter agrees that (i) a printed copy of the Prospectus will be delivered to each person who receives a confirmation of sale prior to or at the same time with such confirmation of sale; (ii) if an electronic copy of the Prospectus is delivered by such Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Company specifically for use by such Underwriter pursuant to this Section 8;

for example, if the Prospectus is delivered to such Underwriter by or on behalf of the Company in a single electronic file in pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in pdf format; and (iii) it has not used, and during the period for which it has an obligation to deliver a “prospectus” (as defined in Section 2(a)(10) of the Act) relating to the Offered Notes (including any period during which such Underwriter has such delivery obligation in its capacity as a “dealer” (as defined in Section 2(a)(12) of the Act)) it will not use, any internet Web site or electronic media containing information for prospective investors, including any internet Web site or electronic media maintained by third parties, in connection with the offering of the Notes, except in compliance with applicable laws and regulations.

9.             Default by an Underwriter.  If any Underwriter shall fail to purchase and pay for any of the Offered Notes agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriters shall be obligated to take up and pay for the Offered Notes that the defaulting Underwriter agreed but failed to purchase; provided, however, that in the event that the initial principal balance of Offered Notes that the defaulting Underwriter agreed but failed to purchase shall exceed 10% of the aggregate principal balance of all of the Offered Notes set forth in Exhibit A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Notes, and if such nondefaulting Underwriters do not purchase all of the Offered Notes, this Agreement will terminate without liability to the nondefaulting Underwriters or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date for the Offered Notes shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters shall determine in order that the required changes in the Registration Statement, the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.           Termination.  (a)  This Agreement shall be subject to termination by notice given to the Company, if the sale of the Notes provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement.  If you terminate this Agreement in accordance with this Section 10, the Company will reimburse you for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and sale of the Offered Notes.

(b)           The obligations of the Underwriters to purchase the Offered Notes on the Closing Date shall be terminable by an Underwriter by written notice delivered to the Company and Holding if at any time on or before the Closing Date (a) a general moratorium on commercial banking activities in New York shall have been declared by any of Federal or New York state authorities, (b) trading in securities generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices or ranges of prices, shall be established by such exchange or by order of the Commission, (c) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in such Underwriter’s reasonable judgment, impracticable or inadvisable to market the Offered Notes on the terms and in the manner contemplated in the Prospectus.  Upon such notice being given, the parties to this Agreement shall (except for the liability of the Company under Section 5(e) and Section 7) be released and discharged from their respective obligations under this Agreement.

11.           Representations and Indemnities to Survive Delivery.  The agreements, representations, warranties, indemnities and other statements of the Company, Holding or their respective officers and of the Representatives set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the related Offered Notes.  The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

12.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder or thereunder.  No purchaser of any Offered Note from the Underwriters shall be deemed a successor or assign by reason of such purchase.

13.           APPLICABLE LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

14.           Miscellaneous.  This Agreement supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof.  This Agreement may not be changed, waived, discharged or terminated except by an affirmative written agreement made by the party against whom enforcement of the change, waiver, discharge or termination is sought.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof.

15.           Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be delivered to each of them at the address first above written; or if sent to the Company or will be delivered to GE Consumer Finance, 1600 Summer Street, 4th Floor, Stamford, Connecticut 06927, Attention: Michael P. Paolillo, Senior Vice President and Counsel, Capital Markets.

16.           Non-Petition Covenant.  Notwithstanding any prior termination of this Agreement, the Underwriters shall not acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Company.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, Holding and the Underwriters.

Very truly yours,

RFS HOLDING, L.L.C.

By:	/s/ Iain J. Mackay
Name:	Iain J. Mackay
Title:	Chief Financial Officer and Principal
Financial Officer

RFS HOLDING, INC.

By:	/s/ Iain J. Mackay
Name:	Iain J. Mackay
Title:	Chief Financial Officer and Principal
Financial Officer

S-1

The foregoing Agreement is

hereby confirmed and accepted

as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC,
individually and as Representative of the several Underwriters

By:	/s/ Michael Mittlemen
Name:	Michael Mittlemen
Title:	Director

J.P. MORGAN SECURITIES INC.,
individually and as Representative of the several Underwriters

By:	/s/ Anthony A. Hermann
Name:	Anthony A. Hermann
Title:	Managing Director

S-2

Schedule A to Underwriting Agreement

Allocation of the Offered Notes

Class A Notes	$790,000,000 aggregate principal amount

Underwriter	Principal Amount Purchased

1. J.P. Morgan Securities Inc.	$158,000,000

2. Credit Suisse First Boston LLC	$158,000,000

3. ABN AMRO Incorporated	$158,000,000

4. Banc of America Securities LLC	$158,000,000

5. Lehman Brothers Inc.	$158,000,000

Class B Notes	$110,000,000 aggregate principal amount

Underwriter	Principal Amount Purchased

1. J.P. Morgan Securities Inc.	$55,000,000

2. Credit Suisse First Boston LLC	$55,000,000

Class C Notes	$52,500,000 aggregate principal amount

Underwriter	Principal Amount Purchased

1. J.P. Morgan Securities Inc.	$26,250,000

2. Credit Suisse First Boston LLC	$26,250,000

1